Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 14, 2021, with respect to the consolidated financial statements of Ginkgo Bioworks, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-258712) and related Prospectus of Soaring Eagle Acquisition Corp. for the registration of 77,500,000 shares of its Class A common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 15, 2021